                                                                    EXHIBIT 23.2

                      [LETTERHEAD OF SNYDER & HALLER, P.C.]





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use of our report dated January 9, 2004 (except as to Note 14, which is as of May 17, 2004), on the financial statements of Naugatuck Valley Savings and Loan, S.B. as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, in the Registration Statement on Form S-1 filed by Naugatuck Valley Financial Corporation, the Holding Company Application on Form H-(e)1-S filed by Naugatuck Valley Financial Corporation and Naugatuck Valley Mutual Holding Company, the Notice of Mutual Holding Company Reorganization on Form MHC-1 filed by Naugatuck Valley Savings and Loan, S.B. and Application for Approval of Minority Stock Issuance on Form MHC-2 filed by the Naugatuck Valley Financial Corporation, all relating to the mutual holding company reorganization of Naugatuck Valley Savings and Loan, S.B. We further consent to the reference to our firm under the heading "Experts" in the Prospectus.



                                              /s/ Snyder & Haller, P.C.


Hartford, Connecticut
August 2, 2004